UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported: January 20, 2016

LEUCADIA NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-5721	13-2615557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Avenue, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-460-1900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Compensatory Arrangements of Certain Officers.

On January 20, 2016, our Compensation Committee approved 2015-related bonuses for certain of our executive officers, which are set forth below.

Executive Officer	Bonus Awarded for 2015
Richard B. Handler	$6 million
Chief Executive Officer, Leucadia
Chief Executive Officer, Jefferies

Brian P. Friedman	$6 million
President, Leucadia
Chairman of the Executive Committee, Jefferies

Michael J. Sharp	$1.25 million
General Counsel, Leucadia
General Counsel, Jefferies

Teresa S. Gendron	$850,000
Chief Financial Officer, Leucadia

Messrs. Handler and Friedman’s $6 million individual bonuses were based solely on Leucadia’s fiscal 2015 results, excluding Jefferies. Jefferies’ fiscal 2015 results fell below the required threshold amounts for any bonus payment and also resulted in Messrs. Handler and Friedman forfeiting 294,978 Leucadia shares (valued at approximately $4.9 million based on yesterday’s stock price).

The Compensation Committee also granted a performance-based restricted stock award to Mr. Sharp in the amount of $1 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEUCADIA NATIONAL CORPORATION

Date: January 21, 2016	/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary and
Associate General Counsel